Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
A123 SYSTEMS, INC., et al.,	:	Case No. 12-12859 (KJC)
:
Debtors.(1)	:	Jointly Administered
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JOINT PLAN OF LIQUIDATION OF A123 SYSTEMS, INC., ET AL.

LATHAM & WATKINS LLP	RICHARDS, LAYTON & FINGER, P.A.
D. J. Baker	Mark D. Collins
Rosalie Walker Gray	Michael J. Merchant
Adam S. Ravin	920 N. King Street
885 Third Avenue	Wilmington, DE 19801
New York, NY 10022-4834	(302) 651-7700
(212) 906-1200

-and-
Counsel for Debtors
Caroline A. Reckler
Matthew L. Warren
Suite 5800
233 South Wacker Drive
Chicago, IL 60606
(312) 876-7700

Counsel for Debtors

Dated: February 6, 2013

THE DISCLOSURE STATEMENT WITH RESPECT TO THIS JOINT PLAN OF LIQUIDATION HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.  THE DEBTORS WILL SEPARATELY NOTICE A HEARING TO CONSIDER APPROVAL OF THE DISCLOSURE STATEMENT.  THE DEBTORS RESERVE THE RIGHT TO MODIFY OR SUPPLEMENT THIS JOINT PLAN OF LIQUIDATION AND THE DISCLOSURE STATEMENT PRIOR TO AND UP TO THE DATE OF SUCH APPROVAL HEARING.

(1)           The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are:  A123 Systems, Inc. (3876); A123 Securities Corporation (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o A123 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

i

	(b)	Allowance	22
	(c)	Treatment	22
	(d)	Subordinated Notes Indenture Trustee Expenses	22

Section 5.07	Class 7:	Subordinated Other Claims	22
	(a)	Classification	22
	(b)	Treatment	22

Section 5.08	Class 8:	Subordinated Stock Claims	22
	(a)	Classification	22
	(b)	Treatment	22

Section 5.09	Class 9:	A123 Interests	23
	(a)	Classification	23
	(b)	Treatment	23

Section 5.10	Class 10:	Subsidiary Interests	23
	(a)	Classification	23
	(b)	Treatment	23

Section 5.11	Supplemental Treatment in Event of Surplus in Available Cash		23
	(a)	Third Tier Claims	23
	(b)	Fourth Tier Claims	23
	(c)	Fifth Tier Claims/Interests	24

Section 5.12	Insurance		24

Article VI ACCEPTANCE OR REJECTION OF THE PLAN			24

Section 6.01	Impaired Classes of Claims and Interests Entitled to Vote		24

Section 6.02	Acceptance by an Impaired Voting Class		24

Section 6.03	Deemed Acceptances by Classes		24

Section 6.04	Deemed Rejections by Classes		24

Section 6.05	Confirmation Pursuant to Bankruptcy Code Section 1129(b)		24

Article VII MEANS FOR IMPLEMENTATION			25

Section 7.01	The Liquidation Trust		25
	(a)	Appointment of the Liquidation Trustee	25
	(b)	Creation of Liquidation Trust	25
	(c)	Beneficiaries of Liquidation Trust	25
	(d)	Vesting and Transfer of Assets to the Liquidation Trust	25
	(e)	Certain Powers and Duties of Liquidation Trust and Liquidation Trustee	25
	(f)	Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets; Tax Reporting and Tax Payment Obligations	26
	(g)	Term of Liquidation Trust	28
	(h)	The Liquidation Trust Oversight Committee	28

Section 7.02	Investigations Aiding Administration of the Estates		29

Section 7.03	Prosecution and Resolution of Estate Causes of Action		29
	(a)	The Liquidation Trust’s Exclusive Authority to Pursue, Settle, or Abandon Estate Causes of Action	29
	(b)	Settlement of Estate Causes of Action	29

Section 7.04	Cancellation of Documents		29

Section 7.05	Termination of Official Creditors’ Committee		29

Section 7.06	Filing of Monthly and Quarterly Reports and Payment of Statutory Fees		30

Section 7.07	Termination of Boards and Officers		30

PLAN INTRODUCTION AND SUMMARY

A123 Systems, Inc. and subsidiaries A123 Securities Corporation and Grid Storage Holdings LLC (collectively, the “Debtors”) propose this Joint Plan of Liquidation of A123 Systems, Inc., et al., (as it may be amended, modified or supplemented from time to time, together with all exhibits annexed hereto or referenced herein, the “Plan”) for the resolution and satisfaction of all Claims against and Interests in the Debtors.  All capitalized terms not defined in this introduction have the meanings ascribed to them in Article I of this Plan.  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors’ history, businesses, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtors’ remaining assets and a summary and analysis of the Plan and certain related matters.  All parties entitled to vote on the Plan should review the Disclosure Statement and the terms of the Plan before voting to accept or reject the Plan.  In addition, there are other agreements and documents that have been or will be filed as part of the Plan Supplement, that are referenced in the Plan and/or the Disclosure Statement, and that will be available for review.  The Official Creditors’ Committee supports the Plan.  No solicitation materials, other than the Disclosure Statement and related materials transmitted herewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

The Plan provides for the liquidation of Assets of the Estates, including the investigation and prosecution of Estate Causes of Action, by a Liquidation Trust to be formed pursuant to the Plan and a Liquidation Trust Agreement.  The Liquidation Trust is to be managed by a Liquidation Trustee as well as by a Liquidation Trust Oversight Committee selected by the Official Creditors’ Committee.  The Liquidation Trust shall be responsible for making distributions to holders of Claims and, if applicable, Interests, as well as all other administrative tasks necessary for ultimate resolution of the Chapter 11 Cases, pursuant to the terms of the Plan and the Liquidation Trust Agreement.

ARTICLE I

DEFINITIONS; RULES OF INTERPRETATION;
AND COMPUTATION OF TIME

Section 1.01          Definitions.  Capitalized terms used herein and set forth in alphabetical order below, shall have the following meanings:

“A123” means A123 Systems, Inc., a Delaware corporation and a Chapter 11 Debtor.

“A123 Interest” means any equity security, within the meaning of Bankruptcy Code Section 101(16), issued by A123 and outstanding prior to the Effective Date including, without limitation, any preferred stock, common stock, stock unit, stock options or other right to purchase the stock of A123, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in A123 prior to the Effective Date.

“A123 Securities” means A123 Securities Corporation, a Massachusetts corporation and a Chapter 11 Debtor.

“503(b)(9) Claim” means an Administrative Claim that arises pursuant to Bankruptcy Code Section 503(b)(9).

“503(b)(9) Claims Bar Date” means 5:00 p.m. (Eastern) on January 14, 2013, the date established pursuant to the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof dated November 26, 2012 [Docket No. 440] as the last day for submitting requests for payment with respect to 503(b)(9) Claims.

“Administrative Claim” means an obligation of the Debtors under Bankruptcy Code Section 503(b) entitled to priority in payment under Bankruptcy Code Section 507(a), including but not limited to:  (a) a 503(b)(9) Claim; (b) the actual and necessary costs and expenses incurred after the Petition Date for preserving the Estates and/or operating the Debtors’ businesses; (c) cure costs associated with the assumption or assumption and assignment of executory contracts and unexpired leases pursuant to Bankruptcy Code Section 365 (other than Wanxiang Cure Costs); and (d) all Statutory Fees.  As used herein, the term “Administrative Claim” shall exclude Fee Claims.

“Administrative Claims Bar Date” means (a) for Administrative Claims arising during the period commencing on the Petition Date and continuing through January 29, 2013, 5:00 p.m. (Eastern) on March 4, 2013 and (b) for Administrative Claims arising after January 29, 2013, 5:00 p.m. (Eastern) on the first Business Day that is at least thirty (30) days after the Effective Date or such other date ordered by the Bankruptcy Court.  For the avoidance of doubt, a 503(b)(9) Claim is subject to the 503(b)(9) Claims Bar Date and is not subject to the Administrative Claims Bar Date.

“Allowed” means (i) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim (A) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or (B) for which a Request for

Payment in a liquidated amount has been filed by the applicable Bar Date and as to which either (x) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order; (ii) when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (A) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or is expressly allowed in a liquidated amount in the Plan, (B) as to which (x) no Proof of Claim has been filed and (y) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as disputed, or (C) for which a Proof of Claim in a liquidated amount has been filed by the Bar Date and as to which either (x) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order; (iii) when used with respect to any Claim, a Claim that is not otherwise a Disputed Claim; or (iv) when used with respect to an Interest, an Interest held in the name, kind and amount set forth on the records of the stock transfer agent in the case of A123 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

“Assets” means (a) all assets and properties of every kind, nature, character and description (whether real, personal, or mixed, whether tangible and intangible, including contract rights, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by the Debtors as of the Effective Date and that constitute property of the Estates within the purview of Bankruptcy Code Section 541 including, without limitation, any and all claims, Estate Causes of Action or rights of the Debtors under federal, state, or foreign law, letters of credit issued for the benefit of the Debtors and the monies deposited to secure the performance of any contract or lease by the Debtors or any affiliate thereof; and (b) the proceeds, products, rents and profits of any of the foregoing.  For the avoidance of doubt, Assets include the rights of the Debtors under the Navitas Asset Purchase Agreement, the Wanxiang Asset Purchase Agreement, the Transition Services Agreement and the Sale Orders.

“Available Cash” means any Cash received by the Liquidation Trust (including, but not limited to, Cash transferred by the Debtors to the Liquidation Trust on the Effective Date) and thereafter held by the Liquidation Trust and available from time to time for Liquidation Trust Operating Expenses and/or for Distributions.

“Avoidance Actions” means any claims, rights, defenses, or other Causes of Action arising under Chapter 5 of the Bankruptcy Code including, without limitation, under Bankruptcy Code Sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553, or under similar or related state or federal statutes and common law, including state fraudulent transfer laws, whether or not prosecution of such actions has commenced as of the Confirmation Date or the Effective Date, and whether or not standing to bring such claims is held by any representative of the Estates, any party-in-interest, or any other Entity or Person.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 - 1130, and as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over these Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, and as such rules have been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

“Bar Date” means, as applicable, (a) the Administrative Claims Bar Date, (b) the 503(b)(9) Claims Bar Date, (c) the General Bar Date, (d) any Supplemental Bar Date, (e) any Rejection Bar Date, and/or (f) the Governmental Unit Bar Date.

“Business Day” means any day, other than a Saturday, Sunday or a “legal holiday” (as such term is defined by Bankruptcy Rule 9006(a)).

“Cash” means money that is legal tender of the United States of America or the indubitable equivalent thereof.

“Causes of Action” means any and all claims, rights, defenses, offsets, recoupments, actions in law or equity or otherwise, causes of action, choses in action, suits, damages, rights to legal or equitable remedies, judgments, third-party claims, counterclaims and cross-claims against any Entity or Person, whether arising under the Bankruptcy Code or federal, state, common, or other law, regardless of whether the subject of pending litigation or proceedings on the Confirmation Date, the Effective Date, or thereafter.

“Chapter 11 Cases” means the jointly administered Chapter 11 cases of the Debtors pending before the Bankruptcy Court and bearing case number 12-12859 (KJC).

“Claim” has the meaning ascribed to such term in Bankruptcy Code Section 101(5).  As used herein, the term may include an Administrative Claim and a Fee Claim.

“Claims Agent” means Logan & Company, Inc.

“Claims/Interest Objection Deadline” means the last day for filing objections to Claims and Interests as provided in Article IX of the Plan.

“Class” means a category of holders of Claims or Interests, as described in Article III of this Plan.

“Confirmation” means confirmation of the Plan pursuant to Bankruptcy Code Section 1129.

“Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

“Confirmation Hearing” means the hearing before the Bankruptcy Court at which the Plan is confirmed.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code Section 1129.

“Convenience Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim that is (a) in an amount of ten thousand dollars ($10,000) or less or (b) in an amount greater than ten thousand dollars ($10,000) but which is reduced to ten thousand dollars ($10,000) (i) by an irrevocable written election by the holder of such Claim made by completing, executing and delivering by the Voting Deadline an Election to Reduce Claim or (ii) pursuant to a settlement agreement between the Debtors and the holder of such Claim entered into after the Voting Deadline.

“Debtor(s)” means, in singular form, any of A123, A123 Securities, or Grid Storage, and, in plural form, all of A123, A123 Securities, and Grid Storage.

“Derivative Actions” means the cases of (a) Ahmed v. Vieau, Prystash, Granara, Deshpande, Goldstein, Haroian, Jacobs, Little, McCarthy and Riley, 1:12-CV-10865-FDS, which is a putative derivative action filed in the District of Massachusetts in 2012, and (b) Sussman v. Vieau, Deshpande, Riley, McCarthy, Haroian, Goldstein, Jacobs, Little, Granara and Prystash, No. 12-1917-A, which is a putative derivative action filed in state court in Massachusetts in 2012; in each of which cases the plaintiffs allege that certain of A123’s disclosures relating to potentially defective prismatic cells were materially misleading.

“Disbursing Agent” means (a) with respect to Distributions to be made on the Effective Date (the Initial Distribution Date for First Tier Claims), either the Debtors or the Liquidation Trustee, as may be agreed between the Debtors and the Official Creditors’ Committee, or in either case any person(s) retained by the Debtors or the Liquidation Trustee to make such Distributions, and (b) with respect to all other Distributions, the Liquidation Trustee or any person retained by the Liquidation Trustee or any person(s) to effectuate the Distributions contemplated under the Plan other than Distributions to holders of Subordinated Other Claims in Class 6.

“Disclosure Statement” means the written disclosure statement that relates to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as it may be altered, amended, supplemented or modified from time to time, and that is prepared, approved and distributed in accordance with Bankruptcy Code Section 1125 and Bankruptcy Rule 3018.

“Disputed” means (a) with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order, a Claim (i) as to which no Request for Payment or Proof of Claim has been filed by the applicable Bar Date and which is listed in the Schedules as unliquidated, contingent, or disputed; (ii) as to which a Request for Payment or Proof of Claim has been filed by the applicable Bar Date and as to which an objection or request for estimation has been filed by the applicable Claims/Interest Objection Deadline, or which is otherwise disputed in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; (iii) as to which a Request for Payment or Proof of Claim was required to be filed by the Bar Date, but as to which a Request for

Payment or Proof of Claim was not timely or properly filed; (iv) that is disputed in accordance with the provisions of the Plan; or (v) if not otherwise Allowed, as to which the applicable Claims/Interest Objection Deadline has not expired; and (b) with respect to any Interest, an Interest held in name, kind, or amount different from the name, kind and amount set forth on the records of the Debtors’ stock transfer agent in the case of A123 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

“Disputed Claims Reserve(s)” shall have the meaning ascribed to such term in Section 10.03 of the Plan.

“Distribution” means any payment of Cash to be made under the Plan to holders of Allowed Claims or, if applicable, Allowed Interests.

“Distribution Address” means: (a) the address indicated on any applicable Proof of Claim or Request for Payment properly filed by an Entity or Person, or its/his authorized agent, prior to the applicable Bar Date; (b) if no Proof of Claim or other Request for Payment has been filed, the address set forth in the Schedules; (c) to the extent a Claim has been transferred, the address in the notice filed with the Bankruptcy Court in accordance with Bankruptcy Rule 3001(e) on or before the Effective Date and in accordance with Section 10.11 of the Plan; (d) as to the Claims of the Subordinated Noteholders, the addresses maintained by the Subordinated Notes Indenture Trustee; or (e) in the event of Distributions to holders of A123 Interests, the addresses maintained by the stock transfer agent for the A123 Interests; provided, however, that any Entity or Person may, after the Effective Date, select an alternative Distribution Address by filing a notice with the Bankruptcy Court (with a copy served on the Liquidation Trustee and the Claims Agent) identifying such alternative Distribution Address.

“Distribution Date(s)” means the date or dates on which a Distribution is required to be made under the Plan.

“Effective Date” means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date on which all of the conditions set forth in Section 11.02 of the Plan have been satisfied or waived in accordance with that Section, or such later date as may be reasonably agreed to by the Debtors and the Official Creditors’ Committee; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later day as may be reasonably agreed to by the Debtors and the Official Creditors’ Committee) after the later of:  (i) the date such stay is vacated; and (ii) the date each condition set forth in the Plan has been satisfied or waived as set forth in the Plan.

“Election to Reduce Claim” means a form to be used by the holder of a General Unsecured Claim to reduce such holder’s Claim to ten thousand dollars ($10,000), thus becoming a Convenience Claim, which form shall be provided by the Claims Agent to holders or potential holders of General Unsecured Claims.

“Entity” has the meaning ascribed to such term in Bankruptcy Code Section 101(15).

“Estate(s)” means, in the singular, the Chapter 11 estate of each Debtor created by Bankruptcy Code Section 541 and, in the plural, the jointly administered Chapter 11 estates of all three Debtors.

“Estate Causes of Action” means all Causes of Action that belong to the Estates, including but not limited to: (a) all Avoidance Actions; (b) all other claims in avoidance, recovery, subordination; and (c) all other actions described in the Disclosure Statement, the Schedules and the Plan.  For the avoidance of doubt, the term Estate Causes of Action does not include (i) any Cause of Action or Avoidance Action acquired by Wanxiang or that the Debtors have covenanted not to pursue under the terms of the Wanxiang Asset Purchase Agreement or (ii) any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, act, omission or liability that is (x) released, waived, discharged or exculpated pursuant to Sections 12.06 or 12.07 of the Plan, or (y) otherwise resolved by the Plan or Final Order of the Bankruptcy Court.

“Estimation Order” means a Final Order, which may be the Confirmation Order, estimating for voting, distribution or any other proper purposes under the Bankruptcy Code the aggregate (and if applicable, individual) amount of any Claims, whether classified or unclassified under this Plan.

“Face Amount” means the liquidated amount of any Claim as listed on a timely filed Proof of Claim or the Schedules if no Proof of Claim has been timely filed, excluding any unliquidated fees, penalties, charges or other similar amounts.

“Fee Claim” means a Claim: (a) of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, or 331 (other than ordinary course professionals of the Debtors); and (b) of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code Section 503(b).

“Fee Claims Bar Date” means 5:00 p.m. (Eastern) on the date that is the first Business Day after the date that is thirty (30) days after the Effective Date unless extended by order of the Bankruptcy Court.

“Fifth Tier Claims/Interests” means Subordinated Stock Claims and A123 Interests.

“Final Fee Applications” means all final applications seeking payment of Fee Claims.

“Final Order” means an order or judgment of the Bankruptcy Court (or other court with jurisdiction), as entered on the docket of the Bankruptcy Court (or other court with jurisdiction), that has not been reversed, stayed, modified or amended, and as to which:  (a) the time to appeal or seek review has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for review, rehearing, remand or certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under Bankruptcy Code Section 502(j), Bankruptcy Rules 9023 and 9024, or any other rules or law governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Tier Claims” mean Administrative Claims, Fee Claims, Priority Tax Claims, Priority Non-Tax Claims, Remaining Secured Claims and Convenience Claims, whether Allowed or Disputed.

“Fourth Tier Claims” means postpetition interest as provided for under the Plan on account of Priority Tax Claims, Priority Non-Tax Claims, Convenience Claims, General Unsecured Claims, Subordinated Note Claims and Subordinated Other Claims.

“General Bar Date” means 5:00 p.m. (Eastern) on January 14, 2013, the date established pursuant to the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof dated November 26, 2012 [Docket No. 440] as the last day for filing Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date, except for Administrative Claims (including 503(b)(9) Claims), Fee Claims and Claims asserted by Governmental Units.

“General Unsecured Claim” means a Claim in an amount greater than $10,000 that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim.

“Governmental Unit” has the meaning ascribed to such term in Bankruptcy Code Section 101(27).

“Governmental Unit Bar Date” means 5:00 p.m. (Eastern) on April 15, 2013, the date set by the Bankruptcy Court as the last day for Governmental Units to file Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date.

“Grid Storage” means Grid Storage Holdings LLC, a Delaware limited liability company and a Chapter 11 Debtor.

“Impaired” has the meaning ascribed to such term in Bankruptcy Code Section 1124.

“Initial Distribution Date” means the first date on which a Class or Class of Claims is entitled to be paid under the Plan, including (a) in the case of First Tier Claims, on the Effective Date or as soon as is reasonably practicable thereafter, for Claims Allowed as of such date, (b) in the case of Second Tier Claims, as soon as is practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claims Bar Date, (c) in the case of Third Tier Claims, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims and Second Tier Claims, (d) in the case of Fourth Tier Claims, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims, Second Tier Claims and Third Tier Claims, and (e) in the case of Fifth Tier Claims/Interests, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims, Second Tier Claims, Third Tier Claims and Fourth Tier Claims.

“Initial Trust Funding” means that amount of Cash vested in the Liquidation Trust on the Effective Date from Available Cash to (a) make initial distributions as required by the Plan and (b) establish the Liquidation Trust Operational Reserve.

“Interest” means the legal, equitable, contractual, or other rights of any Person (a) with respect to any A123 Interests, (b) with respect to any Subsidiary Interests, or (c) to acquire or receive either of the foregoing.

“Interim Distribution Date” means any date after the Initial Distribution Date on which a Distribution of Available Cash is made to holders of Allowed Claims and/or Interests in accordance with this Plan.

“Lien” shall have the meaning ascribed to such term in Bankruptcy Code Section 101(37).

“Liquidation Trust” means the trust established pursuant to Section 7.01 of the Plan and in accordance with the Liquidation Trust Agreement.

“Liquidation Trust Agreement” means that certain trust agreement that establishes and governs the Liquidation Trust, substantially in the form set forth in the Plan Supplement.

“Liquidation Trustee” means the Person appointed as the trustee of the Liquidation Trust in accordance with the Plan and the Liquidation Trust Agreement.

“Liquidation Trust Operating Expenses” means the overhead and other operational expenses of the Liquidation Trust including, but not limited to, the reasonable professional costs related to the prosecution of Estate Causes of Action, objecting to Disputed Claims or Disputed Interests, administration, liquidation and wind down of the Estates, making Distributions,  reasonable compensation for the Liquidation Trustee, and any costs incurred in connection with the Transition Services Agreement.

“Liquidation Trust Operational Reserve” means the reserve established by the Liquidation Trust to hold the amount of Available Cash deemed necessary to satisfy its anticipated future Liquidation Trust Operating Expenses.

“Liquidation Trust Oversight Committee” has the meaning ascribed to such term in Section 7.01(h) of the Plan.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“LT Distribution Account” means an account to be established by the Liquidation Trustee on the Effective Date to hold the amount of Available Cash, less Liquidation Trust Operating Expenses as incurred and as reserved for in the Liquidation Trust Operational Reserve, to be utilized for Distribution on account of Allowed Claims and, if applicable, Allowed Interests in accordance with the Plan, less any amounts set aside in the Disputed Claims Reserves; provided, however, that any surplus amounts in the Liquidation Trust Operational Reserve and any Disputed Claims Reserve shall be returned to the LT Distribution Account.

“Main Case” shall have the meaning ascribed to such term in Section 7.09 of the Plan.

“Mass-CeC Claim” means the Claim of the Massachusetts Clean Energy Technology Center, an independent public instrumentality of The Commonwealth of Massachusetts arising under that certain loan and security agreement pursuant to which Mass-CeC provided A123 a loan in the amount of $5 million at a fixed annual interest rate equal to 6.0% compounding monthly and due October 8, 2017 if not forgiven prior to such date, which $5 million amount was partially forgiven and which Claim was expressly satisfied by the Wanxiang Sale Order.

“Navitas” means Navitas Systems LLC.

“Navitas Asset Purchase Agreement” means that certain asset purchase agreement by and among the Debtors, certain of their affiliates and Navitas, dated as of December 11, 2012 which was approved by the Navitas Sale Order.

“Navitas Sale Order” means that certain Order Authorizing (I) the Sale of Certain Assets of the Debtors Free and Clear of All Claims, Liens, Liabilities, Rights, Interests and Encumbrances, (II) the Debtors’ Entry into and Performance of Their Obligations Under the Asset Purchase Agreement and Ancillary Agreements, (III) the Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (IV) Related Relief dated December 11, 2012 [Docket No. 642], which order, among other things, approved the Navitas Asset Purchase Agreement.

“Official Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases, as such committee may be reconfigured from time to time until the Effective Date.

“Person” has the meaning ascribed to such term in Bankruptcy Code Section 101(41).

“Petition Date” means October 16, 2012.

“Plan” means this Joint Plan of Liquidation, dated as of the date set forth on the first page hereof, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan.

“Plan Supplement” means the Bankruptcy Court filing specified in Section 7.11 of the Plan, the contents of which are incorporated herein by reference.

“Postpetition Interest Rate” means one of the following interest rates:  (a) as to a Claim that is not based upon an agreement that provides for interest, the rate of 3% per annum, or (b) as to a Claim that is based upon an agreement that provides for interest either (i) the non-default interest rate provided for in such agreement, or (ii) if no such rate is provided, then the rate of 3% per annum.

“Prepetition Lender” means Wanxiang America in its capacity as Lender under that certain loan agreement between Wanxiang America, as Lender, and A123, as Borrower, dated as of August 16, 2012.

“Prepetition Lender’s Claim” means all Claims of the Prepetition Lender, which Claims were expressly satisfied by the Wanxiang Sale Order.

“Priority Claims” means, collectively, Priority Non-Tax Claims and Priority Tax Claims.

“Priority Non-Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Sections 507(a)(3), (4), (5), (6) or (7).

“Priority Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Section 507(a)(8).

“Proof of Claim” means a proof of claim filed with the Bankruptcy Court or any court-approved claims agent in connection with the Chapter 11 Cases.

“Ratable, Ratably or Pro Rata” means the proportion that the Allowed Claim in a particular Class bears to the aggregate amount of (a) Allowed Claims in such Class of the date of determination, plus (b) Disputed Claims (in their aggregate Face Amounts if liquidated and such other amounts as may be determined if unliquidated) in such Class as of the date of determination.

“Rejection Bar Date” means the date that is twenty-five (25) days after entry of any order authorizing the rejection of an executory contract or unexpired lease.

“Rejection Claim” means any Claim for amounts due as a result of the rejection of an executory contract or unexpired lease in accordance with Bankruptcy Code Section 365.

“Remaining Secured Claims” means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than the Prepetition Lender’s Claim, the Mass-CeC Claim, or any Secured Claim satisfied pursuant to the Wanxiang Sale Order.

“Request for Payment” means a request for payment of an Administrative Claim filed with the Bankruptcy Court, or with the Claims Agent in the case of any 503(b)(9) Claim, in connection with the Chapter 11 Cases.

“Sale Orders” means collectively the Wanxiang Sale Order and the Navitas Sale Order and any related implementing orders, including, without limitation, the Order Authorizing the Debtors to Enter into Transition Services Agreement with A123 Systems LLC dated           , 2013 [Docket No.     ].

“Schedules” means, collectively, the (a) schedules of assets, liabilities and executory contracts and (b) statements of financial affairs, as each may be amended and supplemented from time to time, filed by the Debtors pursuant to Bankruptcy Code Section 521.

“Second Tier Claims” mean General Unsecured Claims, Senior Note Claims and Subordinated Note Claims, whether Allowed or Disputed.

“Secured Claim” means a Claim (a) that is secured by a valid, perfected and enforceable Lien that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder’s interest in such property as of the relevant determination date or (b) that is subject to an offset right pursuant to

Bankruptcy Code Section 553, to the extent of the amount subject to a valid setoff; which Claim shall be in an amount, including postpetition interest and any reasonable fees, costs or charges to the extent permitted under Bankruptcy Code Section 506(b), that is agreed to in writing by the holder and the Debtors or the Liquidation Trustee or is determined by the Bankruptcy Court pursuant to Bankruptcy Code Section 506(a).

“Senior Notes” means the 6.00% unsecured senior convertible notes in the original aggregate principal amount of $50 million due on July 15, 2013 pursuant to the Senior Notes Purchase Agreement.

“Senior Noteholder(s)” means, in the singular, any Entity or Person and, in the plural, all Entities or Persons, that hold the Senior Notes.

“Senior Notes Claims” means the Claim of any Senior Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.

“Senior Notes Payoff Amount” means the aggregate amount of the Allowed Senior Notes Claims plus postpetition interest accrued through the Effective Date.

“Senior Notes Purchase Agreement” means that certain agreement dated as of May 11, 2012 entered into between A123 and certain institutional investors including (1) Hudson Bay Master Fund Ltd. and J.P. Morgan Omni SPC, Ltd., and (2) Tenor Special Situation Fund, L.P., Parsoon Special Situation Ltd., Tenor Opportunity Master Fund, Ltd. and Aria Opportunity Fund, Ltd.

“Statutory Fees” means the fees due and payable pursuant to Section 1930 of Title 28 of the United States Code.

“Subordinated Notes” means the 3.75% unsecured convertible subordinated notes in the aggregate principal amount of $148 million due on April 15, 2016 pursuant to the Subordinated Notes Indenture.

“Subordinated Notes Claims” means the Claim of any Subordinated Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.  This term specifically excludes any Subordinated Notes Indenture Trustee Expenses.

“Subordinated Noteholder(s)” means, in the singular, any Entity or Person and, in the plural, all Entities or Persons that hold the Subordinated Notes.

“Subordinated Notes Indenture” means that certain base Indenture and supplemental Indenture, each dated as of April 6, 2011, among A123, and the Subordinated Notes Indenture Trustee, as the same may have been amended or supplemented.

“Subordinated Notes Indenture Trustee” means U.S. Bank National Association, in its capacity as Indenture Trustee for the Subordinated Notes, and/or any successor Indenture Trustee for the Subordinated Notes.

“Subordinated Notes Indenture Trustee Expenses” means any reasonable, unpaid fees of the Subordinated Notes Indenture Trustee, and reasonable unpaid expenses, disbursements and advances incurred or made by or on behalf of the Subordinated Notes Indenture Trustee in accordance with the Subordinated Notes Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

“Subordinated Other Claim” means (a) any Claim, other than a Subordinated Stock Claim, asserted against any of the Debtors that is subordinated pursuant to either Bankruptcy Code Section 510(b) or Bankruptcy Code Section 510(c); or (b) any Claim for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including, without limitation, any such Claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, willful intellectual property infringement, fraud, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise), and any such Claim asserted by a Governmental Unit in connection with a tax or other obligation owing to such unit.

“Subordinated Stock Claim” means any Claim against any of the Debtors that is subordinated pursuant to Bankruptcy Code Section 510(b) arising from the rescission of a purchase or sale of any Interest, any Claim for damages arising from the purchase or sale of any Interest, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.

“Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock or membership interests of A123 Securities and Grid Storage.

“Supplemental Bar Date” means 5:00 p.m. (Eastern) on March 7, 2013, or such other dates as may be established pursuant to the Order under 11 U.S.C. §§ 501, 502 and 1111(a), Fed. R. Bankr. P. 2002 and 3003(c)(3) and Del. Bankr. L.R. 2002-1(e) Establishing Supplemental Deadline for Certain Previously Unnoticed Parties to File Proofs of Claim and Approving Form and Manner of Notice Thereof dated February 4, 2013 [Docket No. 953] as the last day for certain parties who did not receive notice of the General Bar Date to file Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date.

“Tax Code” means the United States Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and the rules and regulations promulgated thereunder.

“Third Tier Claims” mean Subordinated Other Claims, whether Allowed or Disputed.

“Transition Services Agreement” means the agreement entered into between the Debtors and A123 Systems LLC, as the successor to Wanxiang under the Wanxiang Asset

Purchase Agreement, to provide the Debtors with the necessary support services in connection with the wind down and the liquidation of their Estates.

“Unclaimed Property” means any Cash or other distributable property unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder entitled thereto in respect of such holder’s Allowed Claim.  Unclaimed Property shall, without limitation, include:  (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Liquidation Trust to locate such address which were commercially reasonable under the circumstances; and (d) checks (and the funds represented thereby) not mailed or delivered because a holder of a Claim or Interest is requested to provide a taxpayer identification number or to otherwise satisfy any tax withholding requirements with respect to a distribution and such holder fails to do so within ninety (90) days of the date of such request.

“Unimpaired” means, with respect to any Claim, that such Claim is not impaired within the meaning of Bankruptcy Code Section 1124.

“Unsecured Allocation” means Available Cash remaining in the LT Distribution Account after payment in full of, or adequate reserve for, all First Tier Claims, subject to the establishment of Disputed Claims Reserves for Second Tier Claims.

“Unsecured Claim” means any Claim, arising prior to the Petition Date, that is not:  (a) an Administrative Claim; (b) a Priority Claim; or (c) a Remaining Secured Claim.

“Unsecured Interest Allocation” means Available Cash remaining in the LT Distribution Account to be used for the payment of postpetition interest to holders of First Tier Claims (other than Administrative Claims and Remaining Secured Claims), Second Tier Claims (other than Senior Note Claims) and Third Claims after payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims (other than Senior Note Claims) and Third Tier Claims.

“Voting Deadline” means the deadline to be established by the Bankruptcy Court for the return of ballots cast with respect to the Plan.

“Wanxiang America” means Wanxiang America Corporation.

“Wanxiang Asset Purchase Agreement” means that certain asset purchase agreement by and among the Debtors, certain of their affiliates and Wanxiang America, dated as of December 11, 2012.

“Wanxiang Cure Costs” means those cure costs associated with the Wanxiang Designated Contracts, which costs are expressly required to be borne by Wanxiang or the Wanxiang Designee pursuant to paragraph 17 of the Wanxiang Sale Order.

“Wanxiang Designated Contracts” means those executory contracts and unexpired leases which Wanxiang America or the Wanxiang Designee have designated or shall designate for assumption and assignment pursuant to the procedures set forth in the Wanxiang Sale Order.

“Wanxiang Designee(s)” means the Entity or Entities designated by Wanxiang America to purchase the “Purchased Assets” under the Wanxiang Sale Order.

“Wanxiang Sale Order” means that certain Order Authorizing (I) the Sale of Certain Assets of the Debtors Free and Clear of All Claims, Liens, Liabilities, Rights, Interests and Encumbrances, (II) the Debtors’ Entry into and Performance of Their Obligations Under the Asset Purchase Agreement and Ancillary Agreements, (III) the Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (IV) Related Relief dated December 12, 2012 [Docket No. 640], which order, among other things, approved the Wanxiang Asset Purchase Agreement.

Section 1.02           Rules of Interpretation.  For purposes of the Plan:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter genders; (c) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) any reference in the Plan to an existing document or an exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (e) unless otherwise specified, all references in the Plan to articles, sections, clauses and exhibits are references to articles, sections, clauses and exhibits of or to the Plan; (f) the words “herein” and “hereto,” and other words of similar import, refer to this Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) any reference to an Entity or Person as a holder of a Claim or Interest includes that Entity or Person’s successors, assigns and affiliates; (i) the rules of construction set forth in Bankruptcy Code Section 102 shall apply to the extent such rules are not inconsistent with any other provision in this Section; (j) any term used herein that is not defined herein shall have the meaning ascribed thereto in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein; and (k) any reference to the “Liquidation Trustee” shall be deemed to include a reference to the “Liquidation Trust” and any reference to the “Liquidation Trust” shall be deemed to include a reference to the “Liquidation Trustee” unless the context otherwise requires.

Section 1.03           Computation of Time.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

SUBSTANTIVE CONSOLIDATION

Section 2.01           Deemed Consolidation and Effect Thereof.  On the Effective Date, the Estates shall be deemed consolidated for all purposes related to the Plan.  As a result of the deemed consolidation of the liabilities and properties of all the Debtors, except as otherwise provided in the Plan, (a) the Chapter 11 Cases of A123 Securities and Grid Storage shall be deemed consolidated into the case of A123 as a single consolidated case; (b) the Estate of each of the Debtors shall be deemed to be one consolidated Estate; (c) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estates; (d) all Claims against each Estate shall be deemed to be Claims against the consolidated Estates; (e) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; (f) for purposes of determining the availability of the right of setoff under Bankruptcy Code Section 553, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; (g) no distributions under this Plan shall be made on account of any Subsidiary Interests; and (h) the A123 Interests shall be subject and subordinate to the Claims against the consolidated Estate.

Deemed consolidation shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under this Plan; deemed consolidation shall have no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of deemed consolidation and Liens against collateral that are extinguished by virtue of deemed consolidation; and deemed consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of deemed consolidation.

Deemed consolidation shall not affect the obligation of each of the Debtors to pay Statutory Fees to the Office of the United States Trustee until such time as a particular Chapter 11 Case is closed, dismissed or converted.  Further, the deemed consolidation provided for herein shall not, other than for purposes related to the Plan and distributions to be made hereunder, affect the legal and corporate structures of the Debtors or the rights and defenses of the Liquidation Trust pertaining to the Estate Causes of Action.

Section 2.02           Plan as Motion for Approval of Deemed Consolidation.  The Plan constitutes a motion for deemed consolidation of the liabilities and properties of all the Debtors for purposes of distribution.  The confirmation of the Plan shall constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions providing for deemed consolidation on the terms set forth in Section 2.01 of this Plan.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 3.01           General Rules of Classification.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.  A Claim or Interest may be bifurcated and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

Section 3.02           Unclassified Claims.  In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, Fee Claims and Priority Tax Claims have not been classified.

Section 3.03           Classified Claims and Interests.  Subject to Section 2.01 of the Plan, the Claims and Interests against the Debtors have been classified as follows:

Class	Claim	Status	Voting Rights

Class 1	Remaining Secured Claims	Unimpaired	Not Entitled to Vote

Class 2	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote

Class 3	Convenience Claims	Unimpaired	Not Entitled to Vote

Class 4	General Unsecured Claims	Impaired	Entitled to Vote

Class 5	Senior Notes Claims	Impaired	Entitled to Vote

Class 6	Subordinated Notes Claims	Impaired	Entitled to Vote

Class 7	Subordinated Other Claims	Impaired	Not Entitled to Vote

Class 8	Subordinated Stock Claims	Impaired	Not Entitled to Vote

Class 9	A123 Interests	Impaired	Not Entitled to Vote

Class 10	Subsidiary Interests	Impaired	Not Entitled to Vote

ARTICLE IV
TREATMENT OF UNCLASSIFIED CLAIMS

Section 4.01           Administrative Claims.

(a)           Administrative Claims Bar Date and 503(b)(9) Claims Bar Date.  To be eligible to receive distributions under the Plan on account of an Administrative Claim (other than a 503(b)(9) Claim) that is not otherwise Allowed by the Plan, a Request for Payment of Administrative Claim must have been or be filed with the Bankruptcy Court on or before the applicable Administrative Claims Bar Date.  To be eligible to receive distributions under the

Plan on account of a 503(b)(9) Claim that is not otherwise Allowed by the Plan, a Request for Payment of a 503(b)(9) Claim must have been filed with the Claims Agent on or before the 503(b)(9) Claims Bar Date.  Any Administrative Claim that is not asserted in accordance with this Section 4.01(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)           Treatment. Administrative Claims are First Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed Administrative Claim agrees to receive other less favorable treatment, each holder of an Allowed Administrative Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that Allowed Administrative Claims of the United States Trustee for Statutory Fees shall be paid on the Effective Date and thereafter, as such fees may thereafter accrue and be due and payable, by the Liquidation Trustee pursuant to Section 7.06 of the Plan in accordance with the applicable schedule for payment of such fees.

Section 4.02           Fee Claims.

(a)           Fee Claims Bar Date.  All Final Fee Applications for payment of Fee Claims shall be filed with the Bankruptcy Court on or before the Fee Claims Bar Date.  Any Fee Claim that is not asserted in accordance with this Section 4.02(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)           Procedure.  All Final Fee Applications shall be subject to the following requirements and procedures:

(i)            All Final Fee Applications shall comply with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable orders of the Bankruptcy Court and applicable Third Circuit law.

(ii)           All Final Fee Applications shall be served via first class mail upon the United States Trustee and the Liquidation Trustee. Notice of the Final Fee Applications, including the amount of final allowance of fees and expenses sought, the objection deadline and the hearing date, shall be served in accordance with Local Rule 2002-1(b).

(iii)          The deadline to object to a Final Fee Application shall be not less than twenty-one (21) days (or the next Business Day if such day is not a Business Day) following service of the Final Fee Application.

(iv)          The hearing to consider all Final Fee Applications shall be set at a date and time that is at least sixty (60) days after the Effective Date and shall be set forth in the Confirmation Order.  Each professional that files a Final Fee Application shall include such hearing date in their respective notice of hearing.

(v)           To object to a professional’s Final Fee Application, the objecting party must (x) file a written objection on or before the objection deadline and (y) serve the objection on the professional who filed the Final Fee Application and each of the notice parties designated in Section 4.02(b)(ii) of the Plan, such that each party receives the objection on or before the established objection deadline.

(vi)          A Fee Claim asserted in a Final Fee Application shall be an Allowed Fee Claim to the extent provided in the order of the Bankruptcy Court entered pursuant to the Final Fee Application.

(c)           Treatment.  Fee Claims are First Tier Claims under the Plan. Subject to the terms herein, and unless the holder of an Allowed Fee Claim agrees to receive other less favorable treatment, each holder of an Allowed Fee Claim shall be paid 100% of the unpaid amount of such Claim in Cash no later than five (5) Business Days after the date that such Claim is Allowed by order of the Bankruptcy Court.

Section 4.03           Priority Tax Claims.

(a)           Governmental Unit Bar Date.  To be eligible to receive distributions under the Plan on account of a Priority Tax Claim, a Proof of Claim must be filed with the Claims Agent so as to be received on or before the Governmental Unit Bar Date.  Any Priority Tax Claim that is not asserted in accordance with this Section 4.03(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)           Treatment. Priority Tax Claims are First Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed Priority Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Tax Claim shall be entitled to receive 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim.

ARTICLE V

TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 5.01           Class 1:  Remaining Secured Claims.

(a)           Classification.  Remaining Secured Claim are First Tier Claims under the Plan.  Class 1 shall consist of all Remaining Secured Claims.  Class 1 consists of separate Sub-Classes, one for each Remaining Secured Claim.  Each Sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code.  Class 1 is Unimpaired by the Plan and the holders of Remaining Secured Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)           Treatment.  Subject to the terms herein and unless a holder of an Allowed Remaining Secured Claim agrees to receive other less favorable treatment, each holder of an

Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that if the holder of an Allowed Remaining Secured Claim holds Cash with a right of setoff, such holder shall be entitled to effect the setoff and thereby satisfy the Claim in lieu of receiving payment.

(c)           Certain Conditions to Receipt of Aforementioned Treatment.  Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each holder of a Remaining Secured Claim, regardless of whether such Claim has been listed in the Schedules or asserted in a Proof of Claim: (1) shall turn over and release to the Estates and the Liquidation Trust any and all property of the Estates that secures or purportedly secures such Claim and any such Lien arguably securing such Claim shall automatically, and without further action by the Estates or the Liquidation Trust, be deemed released; provided, however, that if such property is Cash, in lieu of payment, the holder shall be deemed to have setoff the Cash to the extent of the Allowed amount of the Claim, and shall be obligated to turn over and release the balance of Cash and any other property that was held to secure the Claim; and (2) execute such documents and instruments as the Liquidation Trust require(s) to evidence such holder’s release of such property or Lien, and if such holder violates the Confirmation Order and this Plan by refusing to execute appropriate documents or instruments, the Liquidation Trust may, in its discretion, file a copy of the Confirmation Order which shall serve to release any holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert, vest or revest in accordance with this Plan, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, or other encumbrances of any kind; provided, however, that the physical turnover of property described in (a)(1) above, is necessary and required only to the extent the holder is in possession or control of the property that secures or purportedly secures such Claim.

Without limiting the automatic release provisions of the immediately preceding Paragraph:  (a) no distribution hereunder shall be made to or on behalf of any holder unless and until such holder executes and delivers to the Estates or the Liquidation Trust such release of Liens or otherwise turns over and releases any property in such holder’s possession; (b) any holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date (or such other date as may be agreed by the Liquidation Trust and such holder) shall be subject to whatever sanction is deemed appropriate by the Bankruptcy Court; and (c) the Liquidation Trust, which shall be deemed to be appointed as attorney-in-fact for all such holders of Remaining Secured Claims for the purpose of releasing such Liens, shall be authorized to use, and all authorities shall be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

Section 5.02           Class 2:  Priority Non-Tax Claims.

(a)           Classification.  Class 2 consists of all Priority Non-Tax Claims.  Class 2 is Unimpaired by the Plan and the holders of Priority Non-Tax Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)           Treatment.  Priority Non-Tax Claims are First Tier Claims under the Plan. Subject to the terms herein and unless the holder of an Allowed Priority Non-Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

Section 5.03          Class 3:  Convenience Claims

(a)           Classification.  Class 3 shall consist of all Convenience Claims.  Class 3 is Unimpaired by the Plan and the holders of Allowed Class 3 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)           Treatment.  Convenience Claims are First Tier Claims under the Plan.  Each holder of an Allowed Convenience Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

Section 5.04          Class 4:  General Unsecured Claims.

(a)           Classification.  Class 4 shall consist of all General Unsecured Claims.  Class 4 is Impaired by the Plan and the holders of General Unsecured Claims are entitled to vote on the Plan.

(b)           Treatment.  General Unsecured Claims are Second Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed General Unsecured Claim agrees to receive other less favorable treatment, each holder of an Allowed General Unsecured Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 5 and 6) of the Unsecured Allocation.  In lieu of the foregoing, each holder of a General Unsecured Claim shall have the option to reduce the amount of such holder’s Claim to ten thousand dollars ($10,000) and, thus, become the holder of a Convenience Claim in Class 3 by completing, executing and delivering to the Claims Agent by the Voting Deadline an Election to Reduce Claim.

Section 5.05          Class 5:  Senior Notes Claims.

(a)           Classification.  Class 5 shall consist of all Senior Notes Claims.  Class 5 is Impaired by the Plan and the holders of Senior Notes Claims are entitled to vote on the Plan.

(b)           Treatment.  Senior Notes Claims are Second Tier Claims under the Plan.  Subject to the terms herein, each holder of an Allowed Senior Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive (i) commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 6) of the Unsecured Allocation, and (ii) until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, the Pro

Rata share of the Unsecured Allocation that would otherwise be distributed to the holders of Claims in Class 6.

Section 5.06          Class 6:  Subordinated Notes Claims.

(a)           Classification.  Class 6 shall consist of all Subordinated Notes Claims.  Class 6 is Impaired by the Plan and the holders of Subordinated Notes Claims are entitled to vote on the Plan.

(b)           Allowance.  The Subordinated Notes Claims shall be deemed Allowed Claims in an aggregate amount equal to $146,445,312.50, which is comprised of the $143,750,000.00 outstanding principal amount of such notes plus accrued and unpaid interest as of the Petition Date.

(c)           Treatment.  Subordinated Notes Claims are Second Tier Claims under the Plan.  Subject to the terms herein, each holder of an Allowed Subordinated Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 5) of the Unsecured Allocation, provided, however, that, until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, any such Distributions that would otherwise have been received by the Subordinated Noteholders shall be reallocated and distributed to the  Senior Noteholders on account of the Senior Notes.

(d)           Subordinated Notes Indenture Trustee Expenses.  The Subordinated Notes Indenture Trustee Expenses shall be treated as set forth in Section 7.12 of the Plan.

Section 5.07          Class 7:  Subordinated Other Claims.

(a)           Classification.  Class 7 shall consist of all Subordinated Other Claims.  Class 7 is Impaired by the Plan and the holders of Subordinated Other Claims are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)           Treatment.  Subordinated Other Claims are Third Tier Claims under the Plan.  Subject to the provisions of Section 5.11 of the Plan, no holder of a Subordinated Other Claim shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

Section 5.08          Class 8:  Subordinated Stock Claims.

(a)           Classification.  Class 8 shall consist of all Subordinated Stock Claims.  Class 8 is Impaired by the Plan and the holders of Subordinated Stock Claims are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)           Treatment.  Subordinated Stock Claims are Fifth Tier Claims/Interests under the Plan.  Subject to the provisions of Section 5.11 of the Plan, no holder of a Subordinated Stock

Claim shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

Section 5.09          Class 9:  A123 Interests.

(a)           Classification.  Class 9 shall consist of all A123 Interests.  Class 9 is Impaired by the Plan and the holders of A123 Interests are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)           Treatment.  A123 Interests are Fifth Tier Claims/Interests under the Plan.  .  All A123 Interests shall be cancelled as of the Effective Date.  Subject to the provisions of Section 5.11 of the Plan, no holder of an A123 Interest shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Interest.

Section 5.10          Class 10:  Subsidiary Interests.

(a)           Classification.  Class 10 shall consist of all Subsidiary Interests.  Class 10 is impaired by the Plan and the holders of Interests in this Class are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)           Treatment.  The holders of Subsidiary Interests shall not receive or retain any property under the Plan on account of such Interests.

Section 5.11          Supplemental Treatment in Event of Surplus in Available Cash.  The treatment provisions of the Plan assume sufficient Available Cash to permit payment in full of First Tier Claims and partial payment of Second Tier Claims.  If, however, Available Cash exceeds expectations and a surplus of Available Cash remains in the LT Distribution Account after all First Tier Claims and Second Tier Claims are paid in full or adequately reserved for, then such surplus Available Cash shall be distributed as follows:

(a)           Third Tier Claims.  Each holder of an Allowed Subordinated Other Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Third Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share of such Available Cash remaining in the LT Distribution Account.

(b)           Fourth Tier Claims.  If all Third Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each eligible holder of an Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim, Allowed Convenience Claim, Allowed General Unsecured Claim, Allowed Subordinated Note Claim and Allowed Subordinated Other Claim shall be entitled to receive Available Cash in an amount equal to its Pro Rata share of the Unsecured Interest Allocation on account of postpetition interest accrued through the Effective Date at the applicable Postpetition Interest Rate; provided, however, that holders of Subordinated Other Claims shall not be entitled to receive payments of postpetition interest unless and until all other holders of Allowed Fourth Tier Claims receive payment in full on account of all postpetition interest they are owed in accordance with this subsection.

(c)           Fifth Tier Claims/Interests.  If all Third Tier Claims and Fourth Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each holder of an Allowed Subordinated Stock Claim and each holder of an Allowed A123 Interest shall be entitled to receive one or more Distributions of Available Cash in an amount equal to its allocated share of such remaining Available Cash as such allocated share shall be determined by the Bankruptcy Court upon motion of the Liquidation Trustee.

Section 5.12          Insurance.  Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by insurance, such Claim shall first be paid from such insurance with the balance, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN

Section 6.01          Impaired Classes of Claims and Interests Entitled to Vote.  Holders of Claims in each Impaired Class of Claims that will receive or retain any property under the Plan are entitled to vote to accept or reject the Plan, unless any such Class has been deemed to reject the Plan.  Classes 4, 5 and 6 are Impaired as set forth in Sections 5.04, 5.05 and 5.06 of the Plan, and have not been deemed to reject the Plan.  Accordingly, the votes of holders of Claims in Classes 4, 5 and 6 shall be solicited with respect to the Plan.

Section 6.02          Acceptance by an Impaired Voting Class.  In accordance with Bankruptcy Code Section 1126(c), and except as provided in Bankruptcy Code Section 1126(e), an Impaired Class of Claims that votes on the Plan shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

Section 6.03          Deemed Acceptances by Classes.  Claims in Classes 1, 2 and 3 are Unimpaired under the Plan.  Under Bankruptcy Code Section 1126(f), holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan and the votes of holders of such Unimpaired Claims and Interests shall not be solicited.

Section 6.04          Deemed Rejections by Classes.  Claims in Classes 7 and 8 and Interests in Classes 9 and 10 are Impaired. The holders of such Claims and Interests are not expected to receive or retain any property under the Plan and are presumed to have rejected the Plan, and the votes of holders of such Impaired Claims and Interests shall not be solicited.

Section 6.05          Confirmation Pursuant to Bankruptcy Code Section 1129(b).  In view of the deemed rejection of the Plan by Classes 7, 8, 9 and 10, the Debtors request Confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code Section 1129(b).  The Debtors reserve the right to alter, amend, or modify the Plan, the Plan Supplement, or any exhibit, in accordance with the provisions of the Plan, including, without limitation, Section 14.01, as necessary to satisfy the requirements of Bankruptcy Code Section 1129(b).

ARTICLE VII

MEANS FOR IMPLEMENTATION

Section 7.01          The Liquidation Trust.

(a)           Appointment of the Liquidation Trustee.  The Liquidation Trustee for the Liquidation Trust shall be a Person designated by the Official Creditors’ Committee, subject to reasonable approval by the Debtors, and identified in the Plan Supplement.  The Liquidation Trustee shall be the successor to all of the privileges of the Estates and the Debtors including, but not limited to, the attorney/client privilege.

(b)           Creation of Liquidation Trust.  On the Effective Date, the Liquidation Trustee shall sign the Liquidation Trust Agreement and accept all Assets of the Estates on behalf of the beneficiaries thereof, and be authorized to obtain, liquidate, and collect all of the Assets of the Estates not in its possession and pursue all of the Estate Causes of Action.  The Liquidation Trust will then be deemed created and effective without any further action by the Bankruptcy Court or any party.  The Liquidation Trust shall be established for the sole purpose of liquidating its Assets and for making Distributions in accordance with the Plan and the Liquidation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust.

(c)           Beneficiaries of Liquidation Trust.  The holders of Allowed Claims and, if applicable, Allowed Interests, entitled to Distributions shall be beneficiaries of the Liquidation Trust.  Such beneficiaries shall be bound by the Liquidation Trust Agreement.  The interests of the beneficiaries in the Liquidation Trust shall be uncertificated and shall be nontransferable except upon death of the interest holder or by operation of law.

(d)           Vesting and Transfer of Assets to the Liquidation Trust.  Pursuant to Bankruptcy Code Section 1141(b), the Assets of the Estates shall vest in the Liquidation Trust; provided, however, that the Liquidation Trust, with the consent of the Liquidation Trustee, may abandon or otherwise not accept any Assets that the Liquidation Trust believes, in good faith, have no value to the Liquidation Trust.  Any Assets the Liquidation Trust so abandons or otherwise does not accept shall not vest in the Liquidation Trust.  As of the Effective Date, all Assets vested in the Liquidation Trust and all Assets dealt with in the Plan, shall be free and clear of all Liens, Claims and Interests except as otherwise specifically provided in the Plan or in the Confirmation Order.

(e)           Certain Powers and Duties of Liquidation Trust and Liquidation Trustee

(i)            General Powers of Liquidation Trustee. The Liquidation Trustee shall be the exclusive trustee of the assets of the Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3).  The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and, under the supervision of the Liquidation Trust Oversight Committee, shall include the authority and responsibility to:  (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the Liquidation Trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; (e) prosecute, compromise, and settle, in accordance with the specific terms of the Liquidation Trust Agreement, Estate Causes of Action vested in the Liquidation Trust; (f) resolve issues involving Claims and Interests pursuant to Article IX of this Plan; (g) resolve and otherwise obtain the dismissal of the Derivative Actions; and (h) undertake all administrative functions of the Chapter 11 Cases, including the ultimate closing of the Chapter 11 Cases. The Liquidation Trust is the successor to the Debtors, the Estates, and the Debtors’ rights to books and records.

(ii)           Books and Records. On the Effective Date, the Liquidation Trust shall:  (i) take possession of all books, records, and files of the Debtors and their Estates; and (ii) provide for the retention and storage of such books, records, and files until such time as the Liquidation Trust determines, in accordance with the Liquidation Trust Agreement, that retention of same is no longer necessary or required.

(iii)          Investments of Cash. The Liquidation Trust may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by Bankruptcy Code Section 345 or in other prudent investments, provided, however, that such investments are permitted to be made by a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

(iv)          Costs and Expenses of Administration of Liquidation Trust.  All Liquidation Trust Operating Expenses shall be the responsibility of and paid by the Liquidation Trust in accordance with the Liquidation Trust Agreement.

(v)           Reporting. In no event later than ten (10) Business Days after the end of the first full month following the Effective Date and on a quarterly basis thereafter until all Cash in the Liquidation Trust Operational Reserve and any Disputed Claims Reserve has been released or paid out in accordance with the Plan, the Liquidation Trustee shall file with the Bankruptcy Court a report setting forth the amounts, recipients and dates of all distributions made by the Liquidation Trustee under the Plan through each applicable reporting period.

(f)            Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets; Tax Reporting and Tax Payment Obligations.  For federal income tax purposes, it is intended that the Liquidation Trust (except with respect to the Disputed Claims Reserves) be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries (i.e., holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9).  Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution from the Estates of an undivided interest in each of the assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) and then contributed such interests to the Liquidation Trust.

(i)            Liquidation Trust Assets Treated as Owned by Holders of Allowed Claims.  For all federal income tax purposes, all parties shall treat the transfer of Assets to the Liquidation Trust for the benefit of the holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9, as (a) a transfer of the assets of the Liquidation Trust directly to the holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 (to the extent of the value of their respective share in the applicable assets), followed by (b) the transfer by such holders to the Liquidation Trust of the Assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) in exchange for the beneficial interests in the Liquidation Trust.  Accordingly, the holders of such Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 shall be treated for federal income tax purposes as the grantors and owners of their respective share, if any, of the Assets of the Liquidation Trust.

(ii)           Tax Reporting.  The Liquidation Trust shall file returns for the Liquidation Trust, except with respect to the Disputed Claims Reserves, as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Section 7.01.  The Liquidation Trust also shall annually send to each  holder of a beneficial interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and all such  holders shall report such items on their federal income tax returns; provided, however, that no such statement need be sent to any Class that is not expected to receive any Distribution from the Liquidation Trust.  The Liquidation Trust’s taxable income, gain, loss, deduction or credit will be allocated to holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 in accordance with their relative beneficial interests in the Liquidation Trust.

As soon as possible after the Effective Date, the Liquidation Trust shall make a good faith valuation of assets of the Liquidation Trust, and such valuation shall be used consistently by all parties for all federal income tax purposes.  The Liquidation Trust also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidation Trust that are required by any Governmental Unit for taxing purposes.

The Liquidation Trust shall file all income tax returns with respect to any income attributable to the Disputed Claims Reserves and shall pay the federal, state and local income taxes attributable to the Disputed Claims Reserves, based on the items of income, deduction, credit or loss allocable thereto.

The Liquidation Trust may request an expedited determination of Taxes of the Debtors or of the Liquidation Trust, including the Disputed Claims Reserve, under Bankruptcy Code Section 505(b) for all returns filed for, or on behalf of, the Debtors and the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.

The Liquidation Trust shall be responsible for filing all federal, state, local and foreign tax returns for the Debtors and the Liquidation Trust.  The Liquidation Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions made by the Liquidation Trust shall be subject to any such withholding and reporting requirements.

(iii)          Payment of Taxes. The Liquidation Trust shall be responsible for payments of all Allowed tax obligations of the Debtors including Priority Tax Claims and Administrative Claims, and any taxes imposed on the Liquidation Trust or its Assets, including the Disputed Claims Reserves.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserves is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidation Trust as a result of the resolutions of such Disputed Claims.

(g)           Term of Liquidation Trust. The Liquidation Trustee shall be discharged and the Liquidation Trust shall be terminated, at such time as (i) all Disputed Claims have been resolved, (ii) all of the Assets of the Liquidation Trust have been liquidated, and (iii) all distributions required to be made by the Liquidation Trust under the Plan and the Liquidation Trust Agreement have been made, but in no event shall the Liquidation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Liquidation Trust.

(h)           The Liquidation Trust Oversight Committee.

(i)            Appointment of the Liquidation Trust Oversight Committee.  On the Effective Date, the Liquidation Trust Oversight Committee shall be formed pursuant to the Liquidation Trust Agreement.  The Liquidation Trust Oversight Committee shall be comprised of three (3) members, all of whom shall be selected by the Official Creditors’ Committee and all three (3) of whom shall be identified in the Plan Supplement.

(ii)           Authority of the Liquidation Trust Oversight Committee.  The Liquidation Trust Oversight Committee shall have the rights and responsibilities provided for in the Liquidation Trust Agreement.  The Liquidation Trustee shall report all material matters (as described in the Liquidation Trust Agreement) to and seek approval for all material decisions (as described in the Liquidation Trust Agreement) from the Liquidation Trust Oversight Committee.

Section 7.02           Investigations Aiding Administration of the Estates.

The Plan is predicated on the understanding, and constitutes an acknowledgment by all parties-in-interest, that the preservation for the Liquidation Trust of any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 is necessary and relevant to the Chapter 11 Cases.   Accordingly, any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 held by the Debtors prior to the Effective Date shall vest with the Liquidation Trust and shall continue until dissolution of the Liquidation Trust, as if neither the Confirmation Date nor the Effective Date had occurred.

Section 7.03           Prosecution and Resolution of Estate Causes of Action.

(a)           The Liquidation Trust’s Exclusive Authority to Pursue, Settle, or Abandon Estate Causes of Action.  From and after the Effective Date, prosecution and settlement of all Estate Causes of Action, including Avoidance Actions, shall be the sole responsibility of the Liquidation Trust pursuant to this Plan and the Confirmation Order.  From and after the Effective Date, the Liquidation Trust shall have exclusive rights, powers, and interests of the Estates to pursue, settle or abandon such Estate Causes of Action as the sole representative of the Estates pursuant to Bankruptcy Code Section 1123(b)(3).  All Estate Causes of Action, including Avoidance Actions, are reserved and preserved to the extent set forth in this Plan and shall not be impacted or affected in any way by deemed consolidation of the Estates as provided in Article II.

(b)           Settlement of Estate Causes of Action.  Settlement by the Liquidation Trust of any Estate Cause of Action shall require:  (i) approval only of the Liquidation Trustee, if the amount claimed by the Liquidation Trust against a defendant is less than two million five hundred thousand dollars ($2,500,000); (ii) approval only of the Liquidation Trustee and the Liquidation Trust Oversight Committee, if the amount claimed by the Liquidation Trust against a defendant is more than two million five hundred thousand dollars ($2,500,000) but less than five million dollars ($5,000,000); and (iii) approval of the Liquidation Trustee, the Liquidation Trust Oversight Committee, and the Bankruptcy Court, if the amount claimed by the Liquidation Trust against a defendant is unliquidated or equals to or exceeds five million dollars ($5,000,000).

Section 7.04           Cancellation of Documents.  On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims and Interests in a Debtor or the Debtors including, without limitation, the Senior Notes, the Subordinated Notes and the A123 Interests, shall, with respect to the Debtors, be canceled and deemed rejected and terminated.  Notwithstanding anything to the contrary in the Plan, the Senior Notes Purchase Agreement and the Subordinated Notes Indenture shall, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), continue in full force and effect (to the extent of and consistent with their terms) notwithstanding the occurrence of the Effective Date and any and all rights, obligations, claims and defenses arising thereunder and related thereto, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), shall remain in full force and effect without waiver; provided, however, that liability of any of the Estates thereunder shall be treated in accordance with the terms of the Plan.

Section 7.05           Termination of Official Creditors’ Committee.  Except with respect to the filing or review of Final Fee Applications, the appointment of the Official Creditors’ Committee shall terminate on the Effective Date, and the members of the Official Creditors’

Committee (solely in their capacities as such) shall be released and discharged from all further rights and duties arising from or related to such roles in the Chapter 11 Cases.

Section 7.06           Filing of Monthly and Quarterly Reports and Payment of Statutory Fees.  The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Liquidation Trustee.  All Statutory Fees with respect to the period prior to the Effective Date shall be paid by the Debtors in Cash on the Effective Date or other required payment date.  With respect to the period after the Effective Date, the Liquidation Trustee shall be obligated to pay quarterly Statutory Fees to the Office of the United States Trustee and such obligation shall continue until such time as a particular Chapter 11 Case is closed, dismissed or converted.

Section 7.07           Termination of Boards and Officers.  On and after the Effective Date, the respective Boards of Directors of A123 and A123 Securities shall be terminated and all of the Debtors’ officers and directors, to the extent they have not already done so, shall be deemed to have resigned from their respective positions with the Debtors.  Following the Confirmation Date and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the actions provided for in this Plan.

Section 7.08           Dissolution of the Debtors.  As soon as practicable after the Effective Date, each of the Debtors will be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith. Pursuant to Bankruptcy Code Section 1142(b), the Liquidation Trustee shall be authorized to file and shall file with the official public office for keeping corporate records in each Debtor’s state of incorporation a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Liquidation Trustee without need for any action or approval by the shareholders or Board of Directors of any Debtor. From and after the Effective Date, the Debtors (a) for all purposes shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, (b) shall be deemed to have cancelled pursuant to this Plan all Interests, and (c) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, the dissolution of the Debtors shall not have any effect, in any manner, on the Estate Causes of Action that the Liquidating Trustee may assert in accordance with the Plan and the Liquidating Trust Agreement.

Section 7.09           Closing of the Debtors’ Chapter 11 Cases. On the Effective Date, the separate cases of the Debtors, except for A123, shall be closed for all purposes, without further action by the Debtors or order of the Bankruptcy Court.  For the avoidance of doubt, the closing of such cases shall not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement. The jointly-administered case of A123, identified as Case No. 12-12859 (KJC) (the “Main Case”) shall remain open and subject to the provisions of this Section 7.09. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Main Case, when all Assets contributed to the Liquidation Trust in accordance with Section 7.01(d) above have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidation Trust), and such Cash has been distributed in accordance with the Liquidation Trust Agreement and this Plan, the Liquidation Trustee shall seek authority from the Bankruptcy Court to close the Main Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

Section 7.10           Dismissal of the Derivative Actions.  As soon as practicable after the Effective Date, the Liquidation Trustee is directed to take all necessary actions to resolve and otherwise obtain the dismissal of the Derivative Actions.  The Liquidation Trustee shall provide evidence of the dismissal of the Derivative Actions to the Claims Agent.  Upon receipt of such evidence, the Claims Agent shall expunge from the official claims register the following Proofs of Claim filed by certain former directors of the Debtors on account of indemnification obligations allegedly owed to them by the Debtors in connection with the Derivative Actions: (a) Gururaj Deshpande (Claim No. 509); (b) Arthur L. Goldstein (Claim No. 425); (c) Gary E. Haroian (Claim No. 479); (d) Mark M. Little (Claim No. 560); and (e) Paul Jacobs (Clam No. 657).

Section 7.11           Plan Supplement.  The Plan Supplement shall be filed with the Bankruptcy Court at least seven (7) days prior to the deadline established for voting on this Plan.  Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours.  A copy of the Plan may also be obtained for a fee at www.deb.uscourts.gov or free of charge through the Claims Agent at http://www.loganandco.com. A copy of the Plan Supplement shall be mailed to any holder of a Claim or Interest that makes a specific written request for such Plan Supplement to the Debtors (as provided in Section 14.09).  The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

Section 7.12           Subordinated Notes Indenture Trustee Expenses.  At least twenty (20) days before the commencement of the Confirmation Hearing, the Subordinated Notes Indenture Trustee shall serve on the Debtors and the Official Creditors’ Committee reasonably substantiating documents in support of the Subordinated Notes Indenture Trustee Expenses incurred to date by the Subordinated Notes Indenture Trustee, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred through the Effective Date.  On or as soon as reasonably practicable after the Effective Date, the Liquidation Trustee shall pay in Cash the undisputed amount of the Subordinated Notes Indenture Trustee Expenses without the need for the Subordinated Notes Indenture Trustee to file an application for the allowance thereof with the Bankruptcy Court.  If within twenty (20) days after the Effective Date, the Liquidation Trustee objects in writing to all or a portion of the Subordinated Notes Indenture Trustee Expenses, (i) the Liquidation Trustee shall pay the undisputed portion of the Subordinated Notes Indenture Trustee Expenses as provided above and (ii) such Subordinated Notes Indenture Trustee may submit the disputed portion of the Subordinated Notes Indenture Trustee Expense to the Bankruptcy Court for resolution.  The allowance of the disputed portion of the Subordinated Notes Indenture Trustee Expenses shall be determined under a “reasonableness” standard.  In connection with such allowance, the Subordinated Notes Indenture Trustee shall not be required to file fee applications or comply with guidelines and rules applicable to fee applications, and shall not be subject to

Bankruptcy Code Sections 330 or 503(b).  To the extent the Bankruptcy Court allows the disputed portion of the Subordinated Notes Indenture Trustee Expenses in whole or in part, the Liquidation Trustee shall pay such Allowed amount no later than five (5) Business Days after the date of such allowance.  The Subordinated Notes Indenture Trustee shall have no right to payment of any disallowed Subordinated Notes Indenture Trustee Expenses and shall not be entitled to collect such amounts from the Subordinated Noteholders.

Section 7.13           Corporate Authorization.  On the Effective Date, all matters provided for under this Plan that would otherwise require approval of the stockholders, directors, members or managers of one or more of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors are organized, without any requirement of further action by the stockholders, directors, members, or managers of the Debtors.  After the Effective Date, to the extent necessary, the Liquidation Trustee shall have all authority to address any and all matters that would have required the approval of, and to act on behalf of, the stockholders, directors, members or managers of one or more of the Debtors.

Section 7.14           Effectuating Documents and Further Transactions.  Prior to the Effective Date, the Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.  After the Effective Date, the Liquidation Trust shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.

ARTICLE VIII

EXECUTORY CONTRACTS AND LEASES

Section 8.01           Rejection of Contracts and Leases.  Pursuant to the Sale Orders, the Bankruptcy Court established deadlines and procedures for the Debtors to assume executory contracts or unexpired leases designated by Navitas and Wanxiang, respectively and, in accordance with such procedures, the Debtors assumed and assigned and rejected numerous executory contracts and unexpired leases.  Subject to Section 8.04 of the Plan, each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date, and that (a) has not been assumed, assumed and assigned, or rejected pursuant to such process or by order of the Bankruptcy Court during the Chapter 11 Cases prior to the Effective Date, (b) is not the subject of a motion to assume or a motion or permitted notice to assume and assign in each case filed as of the Effective Date, shall be deemed rejected pursuant to Bankruptcy Code Section 365 as of the Effective Date.  The Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving the rejection of such executory contract or unexpired lease.  Any executory contract or unexpired lease that has been assumed by the Debtors but not assigned to any other party (including Wanxiang or Navitas) shall be transferred to the Liquidation Trust on the Effective Date, and the Liquidation Trust shall thereafter have all rights and obligations of the Debtors under such assumed contract or lease.

Section 8.02           Bar Date For Rejection Damages.  If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Estates, the Liquidation Trust, their successors or properties, unless a Proof of Claim filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease, which may include, if applicable, the Confirmation Order.  Any such timely filed claim shall be classified in Class 4.

Section 8.03           Continuing Obligations of Certain Third Parties to the Debtors.  Continuing obligations of third parties to the Debtors under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, shall continue and shall be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtors or by order of Bankruptcy Court. The deemed rejection provided by Section 8.01 of the Plan shall not apply to any such continuing obligations.

Section 8.04           Treatment of Certain Insurance Policies.  To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtors or a third party on behalf of the Debtors is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy shall be treated as though it is an executory contract that is assumed pursuant to Bankruptcy Code Section 365 under the Plan. Any and all Claims (including cure Claims) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtors prior to or as of the Effective Date: (a) shall not be discharged; (b) shall be Allowed Administrative Claims; and (c) shall be paid in full as set forth in Section 4.01(b) of the Plan.

ARTICLE IX

DISPUTED, CONTINGENT AND
UNLIQUIDATED CLAIMS AND INTERESTS

Section 9.01           Objections to Claims and Interests.  .

(a)           The Claims/Interest Objection Deadline shall be the first Business Day that is ninety (90) days after the Effective Date unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee; provided, however, that the last date for filing Avoidance Actions against a holder of a Claim or Interest shall be the date established by Bankruptcy Code Section 546(a) and the last day for asserting any other Estate Cause of Action shall be the last day of the applicable statute of limitations therefor provided under applicable non-bankruptcy law, as such period may have been extended by Bankruptcy Code Section 108 or any other section of the Bankruptcy Code or other applicable law; provided further, however, that no Entity or Person (including the Liquidation Trust, any holder of Claims, or any holder of Interests) may file an objection to any Claim deemed Allowed by the Plan, and any such objection shall be deemed null and void.  Notwithstanding any of the foregoing, the Liquidation Trust may request from the Bankruptcy Court one or more extensions of the Claims/Interest Objection Deadline, which extended date shall become the new Claims/Interest Objection Deadline.

(b)           With the exception of objections filed by the Debtors or the Official Creditors’ Committee before the Effective Date, the Liquidation Trust shall have the exclusive responsibility for reviewing and objecting to the Allowance of any Claim or Interest filed in the Chapter 11 Cases. In the event that any objection filed by the Debtors or the Official Creditors’ Committee remains pending as of the Effective Date, the Liquidation Trustee shall be deemed substituted for the Debtors or the Official Creditors’ Committee, as applicable, as the objecting party.  All objections shall be litigated to a Final Order; provided, however, that the Liquidation Trust may compromise and settle any objections to Claims or Interests, subject to the provisions of this Article IX without further order of the Bankruptcy Court; provided further, however, that distributions may be made to a holder of a Claim or Interest prior to the expiration of the Claims/Interests Objection Deadline if the Liquidation Trust reasonably believes that no basis exists for objection to such holder’s Claim or Interest.  Notwithstanding the foregoing, nothing in this Plan shall be interpreted to operate as a waiver or release of (i) any right that any party-in-interest may have to object to (a) any Claim or Interest through the Effective Date or (b) any Fee Claim after the Effective Date; or (ii) any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party-in-interest.

(c)           Objections to Claims or Interests not otherwise deemed Allowed by the Plan shall not be subject to any defense, including, without limitation, res judicata, estoppel or any other defense because of the confirmation of the Plan.  Additionally, the rights of the Liquidation Trust to amend, modify or supplement any objection to a particular Claim or Interest to include relief pursuant to Bankruptcy Code Section 502(d) are hereby preserved.

Section 9.02           Estimation of Claims or Interests.  Through the Claims/Interests Objection Deadline, the Liquidation Trust may request that the Bankruptcy Court enter an Estimation Order fixing the value of, pursuant to Bankruptcy Code Section 502(c), any Disputed Claim or Interest, regardless of whether a Debtor has previously objected to such Claim or Interest, provided that a Final Order or unstayed order has not previously been entered by  the Bankruptcy Court with respect to such Claim or Interest or any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Disputed Claim or Disputed Interest at any time during litigation concerning any objection to any Disputed Claim or Disputed Interest, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court enters an Estimation Order estimating any Disputed Claim or Disputed Interest, the amount of such estimation will constitute either the Allowed amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court in the absence of  a stay of such order pending appeal.  If a Claim has been estimated for an amount less than the Face Amount and the Claim holder has obtained a stay pending appeal, the Liquidation Trust must reserve for the Face Amount of such Claim pending resolution of such appeal.  If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Liquidation Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Interest.  All of the aforementioned Claims and Interests objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims or Interests may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

Section 9.03           Amendments to Claims or Interests.  After the Confirmation Date, a Claim or Interest may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim or Interest solely to decrease, but not to increase, unless otherwise provided by the Bankruptcy Court, the amount, number or priority.

Section 9.04           Authority To Settle Disputed Claims or Interests.  From and after the Effective Date, the Liquidation Trust shall be authorized with respect to those Claims or Interests that are not Allowed by Final Order, pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 105(a), to compromise and settle Disputed Claims with a Disputed amount in excess of two million five hundred thousand dollars ($2,500,000), upon Bankruptcy Court approval of such settlement.  Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, the Liquidation Trust may settle or compromise any Disputed Claim with a Disputed amount of two million five hundred thousand dollars ($2,500,000) or less without approval of the Bankruptcy Court.

Section 9.05           No Recourse.  Notwithstanding that the Allowed amount of any particular Disputed Claim or number of Disputed Interests is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount or number for which there is insufficient value in the relevant fund or reserve to provide a recovery equal to that received by other holders of Allowed Claims or Interests in the relevant Class, with respect to such Claim or Interest no holder shall have recourse to the Liquidation Trust, the Estates, the Debtors, any member thereof, any of their professionals, the holder of any other Claim or Interest, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim or Interest under Bankruptcy Code Section 502(j).  Thus, the Bankruptcy Court’s entry of an estimation order may limit the Distribution to be made on individual Disputed Claims or Interests, regardless of the amount or number finally Allowed on account of such Disputed Claims or Interests.

ARTICLE X

PROVISIONS GOVERNING DISTRIBUTIONS

Section 10.01         Delivery of Distributions Generally.

Distributions to holders of Allowed Claims (other than holders of Allowed Subordinated Notes Claims) shall be made by the Disbursing Agent, assuming the availability of funds and the economic feasibility of Distributions, at such time as required by the Plan: (a) at the addresses set forth in the Proofs of Claim or Requests for Payment by such holders; (b) at the addresses set forth in any written notices of address change Filed or delivered after the date on which any related Proof of Claim or Request for Payment was Filed to (i) if such notice is Filed or delivered on or prior to the Effective Date, the Debtors and the Claims Agent or (ii) if such notice is Filed or delivered after the Effective Date, the Liquidation Trustee and the Claims Agent; or (c) at the

addresses reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been Filed and none of the Debtors or the Liquidation Trustee and the Claims Agent have received a written notice of a change of address.

Section 10.02         Distributions Through the Subordinated Notes Indenture Trustee.  Distributions for the benefit of beneficial holders of Subordinated Notes shall be made to the Subordinated Notes Indenture Trustee.  The Subordinated Notes Indenture Trustee shall, in turn, promptly administer the Distributions to the beneficial holders of Allowed Claims in Class 6 in accordance with the Plan and the Subordinated Notes Indenture.  The Subordinated Notes Indenture Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; in the event that such party is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Distributions to the beneficial holders of Subordinated Notes.  The Liquidation Trustee shall pay the reasonable fees and expenses incurred by the Subordinated Notes Indenture Trustee in making such Distributions.

Section 10.03         Provisions Concerning Disputed Claims Reserves.

(a)           Establishment of Disputed Claims Reserves.  On the Initial Distribution Date for any particular Class of Claims, and in connection with making all distributions required to be made under the Plan, the Liquidation Trustee shall establish one or more reserve funds solely from assets allocable to, or retained on account of, Disputed Claims (the “Disputed Claims Reserves”) for Cash distributions pertaining to each Disputed Claim in each relevant Class, as necessary pursuant to the Plan. All Cash distributed into a Disputed Claim Reserve shall be maintained in one or more interest-bearing accounts at a qualified institution, consistent with the Liquidation Trust Agreement.

(b)           Amounts to Be Reserved.  On the Initial Distribution Date and on any subsequent interim distribution date, the Liquidation Trustee shall reserve (i) with respect to each Disputed Claim that is liquidated, the Ratable proportion of all Cash allocated for distribution on account of such Disputed Claim based upon the Face Amount of each such Disputed Claim, or such lesser amount as may be agreed to in writing by the holder of the Claim and the Liquidation Trustee or as may be determined by the Bankruptcy Court, as applicable, or (ii) with respect to each Disputed Claim that is unliquidated (including any unliquidated fees, penalties, charges or other similar amounts), such amount as shall be sufficient, as either (a) determined by order of the Bankruptcy Court upon motion of the Liquidation Trustee seeking a determination as to the appropriate amount to reserve, or (b) agreed to in writing by the holder of the Claim and the Liquidation Trustee as the maximum amount that could be owed in the event the Claim were ultimately Allowed.  All Cash allocable to the Disputed Claims in the relevant Class hereunder shall be distributed by the Liquidation Trustee to the relevant Disputed Claim Reserve on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the Plan).

(c)           Distributions.  Unless otherwise required by the applicable treatment provisions of the Plan (including with respect to Administrative Claims, Fee Claims, Priority Tax Claims, Remaining Secured Claims, Priority Non-Tax Claims, and Convenience Claims) payments on any Disputed Claim or, if applicable Disputed Interest, that becomes an Allowed Claim or

Allowed Interest shall be distributed on the first Interim Distribution Date after the Claim or, if applicable Interest, is Allowed.  Distributions shall be made only to the extent of the aggregate distributions that the holder of any such Allowed Claim or Allowed Interest would have received had such Claim or Interest been Allowed as of the Effective Date less any taxes paid with respect to amounts held in the Disputed Claims Reserves.

(d)           Termination of Disputed Claim Reserves.  Each Disputed Claim Reserve shall be closed and extinguished by the Liquidation Trustee when all distributions and other dispositions of Cash or other property required to be made therefrom under the Plan and the Liquidation Trust Agreement have been made.  Upon closure of a Disputed Claim Reserve, all Cash and other property held in that Disputed Claim Reserve shall revest in the Liquidation Trust and such Cash and property shall first be Ratably distributed to the other holders of Allowed Claims in the Class in respect of which such Disputed Claims Reserve was created (or with respect to Classes 4, 5 and 6 the shared entitlement to such amounts to ensure the same Pro Rata allocation), except as otherwise provided in Article V of the Plan, and once the Claims in such Class are paid in full, shall be distributed to holders of Allowed Claims in the order of the priority established by the Plan.

Section 10.04         Transmittal of Distributions and Notices.  Any property or notice that an Entity or Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity or Person’s Distribution Address (or, in the case of the Subordinated Notes to the Subordinated Notes Indenture Trustee).  Property distributed in accordance with this Section shall be deemed delivered to such Entity or Person regardless of whether such property is actually received by that Entity or Person.  A holder of a Claim or Interest may designate a different Distribution Address by notifying, after the Effective Date, the Liquidation Trustee and the Claims Agent of that address in writing.  Such notification shall be effective only upon receipt.  The address of the Liquidation Trust shall be identified in the Plan Supplement and may be changed by the Liquidation Trust upon filing a notice of such address change with the Bankruptcy Court, which notice shall be delivered to all parties entitled to notice under Bankruptcy Rule 2002.

Section 10.05         Setoffs.  The Liquidation Trust may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Estates or the Liquidation Trust may have against the Claim holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidation Trust of any such claim it may have against such Claim holder.  Holders of Allowed Claims retain whatever rights to setoff they are otherwise entitled to assert under Bankruptcy Code Section 553.

Section 10.06         Withholding and Reporting Requirements.  In connection with the Plan and all distributions hereunder, the Liquidation Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Liquidation Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

Section 10.07         Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims or, if applicable, Interests, and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid upon any Claim or, if applicable, Interest in respect of the period from the Effective Date to the date a final Distribution is made thereon if and after such Claim becomes an Allowed Claim.  No holder of a Claim shall be entitled to receive interest earned on a Disputed Claims Reserve.

Section 10.08         Undeliverable Distributions. No Distributions shall be made with respect to Unclaimed Property.  Any Distribution that is determined to be Unclaimed Property shall be transferred to or retained in the LT Distribution Account for further disposition in accordance with the Plan.  Nothing contained in the Plan shall require the Liquidation Trustee to attempt to locate any holder of an Allowed Claim.

Section 10.09         Allocation of Plan Distributions between Principal and Interest.  To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

Section 10.10         Disputed Identity of Holder.  If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidation Trust may, in lieu of making such Distribution to such Entity or Person, make such Distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute; provided, however, that if the dispute remains unresolved by Final Order for an unreasonable period of time, the Liquidation Trust may request that the Bankruptcy Court order that the property that is the subject of the dispute shall irrevocably become Unclaimed Property.

Section 10.11         Transfers of Claims and Interest/Distribution Record Date.  As of the Effective Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the holders of record of any of the Claims or Interests.  No party, including but not limited to the Liquidation Trust, shall have any obligation to recognize any transfer of the Claims or Interests occurring after the Effective Date unless notice of the transfer of such Claim or Interest, in form and substance satisfactory to the Liquidation Trust shall have been received by the Liquidation Trust, as appropriate, prior to the Effective Date.  Subject to the immediately preceding sentence, only those holders of record stated on the transfer ledgers as of the close of business on the Effective Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

Section 10.12         Method of Cash Distributions.  Any Cash payment to be made by the Liquidation Trust pursuant to the Plan may be made, at the sole discretion of the Liquidation Trust, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.  Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

Section 10.13         De Minimis Distributions.  No Cash payment in an amount less than fifty dollars ($50.00) shall be made by the Liquidation Trust to any holder of a Claim or Interest.  Cash that otherwise would be payable under the Plan but for this Section 10.13 shall be available for use by the Liquidation Trustee to pay Liquidation Trust Operating Expenses and make Distributions.

Section 10.14         Treatment of Unclaimed Property; Remaining Available Cash. Unclaimed Property shall be considered Available Cash and may be used to pay Liquidation Trust Operating Expenses or to fund Distributions under the Plan; provided, however, that the Liquidation Trust shall not be obligated to make Distributions to a Class of Claims or Interests if the amount of the Available Cash is de minimis and is not sufficient to warrant the incurrence of costs in making the Distribution.  In the event the Liquidation Trustee holds Available Cash after all Liquidation Trust Operating Expenses and Distributions are made, such remaining Available Cash shall be distributed to a charitable organization of the Liquidation Trustee’s choice.  Neither Available Cash nor any Claim or any Unclaimed Property attributable to such Claim, shall escheat to any federal, state or local government or other entity.

Section 10.15         No Distribution in Excess of Allowed Amount of Claim.  Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim, plus postpetition interest thereon to the extent allowed by the Bankruptcy Code and this Plan.  Upon a holder of an Allowed Claim recovering the full amount of its Allowed Claim from another source, it thereafter shall no longer have any entitlement to receive distributions under the Plan.

ARTICLE XI

CONDITIONS PRECEDENT

Section 11.01         Conditions to Confirmation.  The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 11.03 of the Plan:

(a)           the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Official Creditors’ Committee and shall, among other things:

(i)            provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(ii)           provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

(b)           the Confirmation Order shall have been entered by the Bankruptcy Court.

Section 11.02         Conditions to the Effective Date.  The Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 11.03 of the Plan):

(a)           the Confirmation Order shall not then be stayed, vacated, or reversed or shall not have been amended without the agreement of the Debtors and the Official Creditors’ Committee;

(b)           the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

(c)           the Liquidation Trust shall have been established and all Assets of the Estates, including but not limited to the Estate Causes of Action, shall have been transferred to and vested in the Liquidation Trust free and clear of all Claims and Interests, except as specifically provided in the Plan and the Liquidation Trust Agreement;

(d)           the Liquidation Trustee and the Liquidation Trust Oversight Committee shall have been appointed and assumed their rights and responsibilities under the Plan and the documents substantially in the form set forth in the Plan Supplement;

(e)           all actions, documents, and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors and the Official Creditors’ Committee, and such actions, documents, and agreements shall have been effected or executed and delivered.  All documents to be contained in the Plan Supplement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived; and

Section 11.03       Waiver of Certain Conditions.  With the exception of the conditions contained in Sections 11.01(b) and 11.02(a) of the Plan, each of the conditions set forth in Section 11.01 and Section 11.02 of the Plan may be waived in whole or in part by the Debtors without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that any such waiver shall not be effective without the consent of the Official Creditors’ Committee, which consent shall not be unreasonably withheld.

Section 11.04       Effect of Nonoccurrence of the Conditions to the Effective Date.  If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived in accordance with the Plan on or before the first Business Day that is more than sixty (60) days after the Confirmation Date, or such later date as shall be agreed to by the Debtors and the Official Creditors’ Committee, the Debtors may schedule a status hearing with the Bankruptcy Court.  If the Confirmation Order is ultimately vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute an admission, a waiver, or release of any Claims against or Interests in any of the Estates.

ARTICLE XII

EFFECTS OF CONFIRMATION

Section 12.01       Retention of Estate Causes of Action/Reservation of Rights.  Except as expressly provided for in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to (a) be res judicata or the basis for estoppel of, (b) create any other defense to the prosecution to judgment on the merits of, (c) be a waiver of or (d)

be a relinquishment of any Estate Causes of Action, including Avoidance Actions, that are left unaltered or unimpaired by the Plan.  On and after the Effective Date, the Liquidation Trust shall have, retain, reserve and be entitled to assert, prosecute, settle or abandon all such Estate Causes of Action.

Section 12.02       Third Party Causes of Action.  Nothing in the Plan is intended to, nor shall be interpreted as, impairing, waiving or otherwise affecting in any way Causes of Action that do not belong to the Estates, including assessments of damages.  Moreover, it is intended that any and all such rights, claims and defenses with respect to any Cause of Action that does not belong to the Estates are reserved expressly, and nothing herein shall constitute a waiver or release with respect to same.

Section 12.03       Compromise of Controversies.  Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.  The provisions of the Plan, including, without limitation, its injunction, exculpation, release and compromise provisions, are mutually dependent and non-severable.

Section 12.04       Preservation of Insurance.  Notwithstanding anything to the contrary under the Plan, the Plan shall not diminish or impair the enforceability of insurance policies that may cover Claims against the Debtors, the Estates, the Assets or any other Person or Entity.  In no event shall the Liquidation Trust have the right to cancel or limit the coverage available under any insurance policy in existence as of the Effective Date under which the Debtors’ directors, officers, or employees are insured parties.

Section 12.05       Term of Injunctions or Stays.  Until the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect.  After the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect only to the extent provided in the Plan and in the Confirmation Order.

Section 12.06       Exculpation. None of (a) the Debtors, (b) the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (c) the professionals or court-retained agents of the Debtors, (d) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, (e) the Subordinated Notes Indenture Trustee or (f) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (e) shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct, or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order), and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) any of the Debtors, (b) the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (c) the professionals or court-retained agents of the Debtors, (d) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, or the respective directors, (e) the Subordinated Notes Indenture Trustee or (f) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (e), for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, or willful misconduct or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order).

Section 12.07       Releases by Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to Section 1123(b)(3) of the Bankruptcy Code, or the Liquidation Trustee, whether pursuing an action derivatively (including, but not limited to, the Derivative Actions) or otherwise, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including Avoidance Actions), and liabilities whatsoever (other than for fraud, willful misconduct, or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than the rights of the Debtors and the Liquidation Trustee to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date, against (a) any of the other Debtors, (b) any of the present or former directors, officers, and employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, (c) any of the Debtors’ professionals and court-retained agents serving during the pendency of the Chapter 11 Cases, (d) the Subordinated Notes Indenture Trustee, and (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d); provided, however, that nothing in this Section 12.07 shall be deemed to prohibit the Debtors or the Liquidation Trustee from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any of their employees (other than any director or officer) that is based upon an alleged breach of a confidentiality, non-compete or any other contractual or fiduciary obligation owed to the Debtors.

Section 12.08       Injunction.  Confirmation of this Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of this Section 12.08, the Estates and the Liquidation Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan):  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates or the Liquidation Trust or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates or the Liquidation Trust  or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates or the Liquidation Trust or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates or the Liquidation Trust or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan (including, but not limited to, the Derivative Actions), (B) any form of objection to any Claim that is Allowed by the Plan, or (C) asserting Avoidance Actions against any holder of a Claim that is Allowed by the Plan. Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by this Section shall prohibit the assertion against the Liquidation Trust of all Claims or Interests, if any, related to the Debtors.

ARTICLE XIII

RETENTION OF JURISDICTION

Section 13.01       Retention of Exclusive Jurisdiction by the Bankruptcy Court.  Pursuant to Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent permitted by law including, without limitation, jurisdiction to:

(a)           to the extent not otherwise determined by the Plan, to determine (i) the allowance, classification, or priority of Claims upon objection by any party-in-interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against Assets, Estate Causes of Action, or property of the Estates or the Liquidation Trust;

(b)           to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

(c)           to protect the Assets or property of the Estates and/or the Liquidation Trust, including Estate Causes of Action, from claims against, or interference with, such Assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any Assets of the Estates;

(d)           to determine any and all applications for allowance of Fee Claims;

(e)           to determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any Request for Payment of Claims, including both fees and expenses, entitled to priority under Bankruptcy Code Section 507(a);

(f)            to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of distributions hereunder, including any matters arising in connection with Section 7.03 of the Plan;

(g)           to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases or determine any issues arising from the deemed rejection of executory contracts and unexpired leases set forth in Article VIII of the Plan;

(h)           except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

(i)            to enter a Final Order closing the Chapter 11 Case of A123;

(j)            to modify the Plan under Bankruptcy Code Section 1127, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

(k)           to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

(l)            to determine any tax liability pursuant to Bankruptcy Code Section 505;

(m)          to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n)           to resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(o)           to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

(p)           to authorize, as may be necessary or appropriate, sales of Assets as necessary or desirable and resolve objections, if any, to such sales;

(q)           to resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

(r)            to approve, if necessary, any distributions, or objections thereto, under the Plan;

(s)            to approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidation Trust;

(t)            to resolve any dispute or matter arising under or in connection with the Liquidation Trust;

(u)           to order the production of documents, disclosures, or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

(v)           to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

Section 13.02       Retention of Non-Exclusive Jurisdiction by the Bankruptcy Court. Notwithstanding anything else in the Plan, the Bankruptcy Court shall retain non-exclusive jurisdiction over all Estate Causes of Action prosecuted by the Liquidation Trust.

Section 13.03       Failure of Bankruptcy Court to Exercise Jurisdiction.  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 13.01 of the Plan, the provisions of this Article XIII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01       Amendments.

(a)           Pre-Confirmation Amendments.  The Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b)           Postconfirmation/Preconsummation Amendment Not Requiring Resolicitation.  After the entry of the Confirmation Order and before substantial consummation of the Plan, the Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that:  (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or distributions of any Class of Claims or Interests under the Plan.

(c)           Postconfirmation/Preconsummation Amendment Requiring Resolicitation.  After the Confirmation Date and before substantial consummation of the Plan, the Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or distributions of a Class of Claims or Interests, provided that:  (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) the Plan as modified complies with the Bankruptcy Code and Bankruptcy Rules; and (iv) the Debtors comply with Bankruptcy Code Section 1125 with respect to the Plan as modified.

Section 14.02       Severability.  If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 14.03       Successors and Assigns.  The rights, benefits and obligations of any Entity or Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity or Person.

Section 14.04       Exemption from Certain Transfer Taxes.  Pursuant to Bankruptcy Code Section 1146(a), the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax.  Any sale of any Asset of the Debtors or the Liquidation Trust occurring after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

Section 14.05       Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Delaware.

Section 14.06       Confirmation Order and Plan Control.  To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, or any other agreement entered into by the Debtors and/or the Liquidation Trust, the Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order controls the Plan, the Disclosure Statement and any such agreements.

Section 14.07       Withdrawal of Plan.  The Debtors reserve the right, in the exercise of their reasonable discretion, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date; provided, however, that any such revocation or withdrawal shall require the consent of the Official Creditors’ Committee, not to be unreasonably withheld.  If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Estates or to prejudice in any manner the rights of the Estates or any Entity or Person in any further proceeding involving the Debtors and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

Section 14.08       Payment Dates.  Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day or as soon thereafter as practicable.

Section 14.09       Notices.  Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules shall be in writing and shall be sent via hand delivery, reputable overnight courier service, or facsimile and shall be deemed given when received (and in the case of notice by facsimile, when received and telephonically confirmed) at the following addresses or facsimile numbers, whether hand delivered, sent by overnight courier service or faxed:

Debtors	Co-Counsel to the Debtors
A123 Systems, Inc. 200 West Street Waltham, MA 02451 Attn: David Vieau and Eric Pyenson Telephone: 617-778-5700 Facsimile: 617-924-8910

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: D. J. Baker, Esq., Rosalie Walker Gray,

Esq. and Adam S. Ravin, Esq.

Telephone: 212-906-1200

Facsimile: 212-751-4864

-and-

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Attn: Caroline Reckler, Esq. and Matthew

Warren, Esq.

Telephone: 312-876-7700

Facsimile: 312-993-9767

-and-

Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, DE 19801

Attn: Mark D. Collins, Esq.

Telephone: 302-651-7700

Facsimile: 302-651-7701

United States Trustee	Counsel to the Official Creditors’ Committee
Office of the United States Trustee for the District of Delaware 844 King Street Suite 2207, Lockbox 35 Wilmington, DE 19801 Attn: Mark Kenney, Esq. Telephone: 302-573-6491 Facsimile: 302-573-6497	Brown Rudnick LLP Seven Times Square New York, NY 10036 Attn: William R. Baldiga, Esq., Sunni P. Beville, Esq. and John F. Storz, Esq. Telephone: 212-209-4800 Facsimile: 212-209-4801

-and- Saul Ewing LLP 222 Delaware Avenue, Suite 1200 P.O. Box 1266 Wilmington, DE 19899 Attn: Mark Minuti, Esq. Telephone: 302-421-6840 Facsimile: 302-421-5873
Liquidation Trustee
The initial Liquidation Trustee shall be the Person identified in a writing filed no less than 10 days before the Confirmation Hearing pursuant to Section 7.01(a) of the Plan

ARTICLE XV

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan under Bankruptcy Code Section 1129.

Dated:	February 6, 2013

A123 SYSTEMS, INC.
A123 SECURITIES CORPORATION
GRID STORAGE HOLDINGS LLC

		By:	/s/ David Prystash

Title: Chief Financial Officer

LATHAM & WATKINS LLP
D. J. Baker
Rosalie Walker Gray
Adam S. Ravin
Annemarie V. Reilly
885 Third Avenue
New York, NY 10022-4834
(212) 906-1200

Caroline A. Reckler
Matthew L. Warren
Suite 5800
233 South Wacker Drive
Chicago, IL 60606
(312) 876-7700

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins
Michael J. Merchant
920 N. King Street
Wilmington, DE 19801
(302) 651-7700

Counsel for Debtors